Exhibit 10.2

SCHEDULE B TO THE SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT (I) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES), PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; (II) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED; OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

Form 45-103F1 Offering Memorandum
December 7, 2004
DOUGLAS LAKE MINERALS INC.
("Douglas Lake")
7425 Arbutus Street
Vancouver B.C
V6P 5T2
phone: 604-961-0203

Douglas Lake is not currently listed or quoted on any securities exchange. Douglas Lake is a reporting issuer in the United States. Douglas Lake is not a SEDAR filer.

The Offering
1,000,000 Common Shares
of Douglas Lake
at a price of $0.25 in the currency of the United States ("US") per share.
Minimum Offering	$0 no minimum. You may be the only purchaser.
Maximum Offering	$250,000 US in respect of 1,000,000 common shares
Minimum Subscription per Subscriber	10,000 shares (10,000 shares @ $0.25 US= $2500 US)
Payment Terms	By personal cheque upon subscription:
Proposed Closing Date	December 31, 2004
Selling Agent:	Yes. See item 7.

Subscriptions for fractional Shares will not be accepted

Shares of this offering are restricted to individuals who are residents of British Columbia and Alberta who have achieved the age of 21 years.

There are no important tax consequences to these securities.

Resale Restrictions

You will be restricted from selling your securities for an indefinite period. See item 10.

Purchaser's Rights

You have 2 business days to cancel your agreement to purchase these securities. If there is a misrepresentation in this Offering Memorandum, you have the right to sue either for damages or to cancel the agreement. See item 11.

No securities regulatory authority has assessed the merits of these securities or reviewed this Offering Memorandum. Any representation to the contrary is an offence. This is a risky investment. See item 8.

Item 1          Use of Available Funds

1.1          Net Proceeds and available Funds
		Assuming Minimum Offering	Assuming Maximum Offering
A	Amount to be raised by this offering	$0	$250,000 US
B	Selling commissions and fees	$0	$25,000 US
C	Estimated offering costs (accounting, printing & filing fees)	$3,000 US	$3,000 US
D	Net proceeds: D = A - (B+C)	$(3,000) US	$222,000 US

1.2          Use of Available Funds
Description of intended use of available funds listed in order of priority.	Assuming Minimum Offering	Assuming Maximum Offering
Legal & filing fees for US Reporting Issuer Status	$ 0 US	$10,000 US
Accounting & Audit	$ 0 US	$ 10,000 US
Printing, postage & misc. office expense	$ 0 US	$ 5,000 US
Geological Evaluation (2nd year program)	$ 0 US	$ 10,000 US
Listing fee for trading on a recognized US public trading market	$ 0 US	$ 5,000 US
Identify and acquire mineral property(s) of merit	$ 0 US	$ 30,000 US
Working Capital Reserve	$ 0 US	$ 152,000 US

We intend to spend the available funds as stated. We will reallocate funds only for sound business reasons.

Item 2           Business of Douglas Lake Minerals Inc.
2.1	Structure: Douglas Lake Minerals Inc. is a business corporation, incorporated under the laws of the state of Nevada on January 5, 2004.

2.2

Our Business: We were formed for the purpose of acquiring and commercially exploiting exploration stage mineral properties.

In April 2004, we acquired a 100% undivided mineral interest in the two mineral claims (PAC 1 and PAC 2), located in the Coast Range mountains in south-west British Columbia near Squamish, in the Lillooet Mining Divisions. There is no assurance that a mineral deposit exists on the mineral claim until appropriate geological exploration is done and a final comprehensive evaluation is concluded. There are no mineral reserves on the mineral claim and our proposed exploration program is entirely exploratory in nature.

2.3

Development of Our Business: Since our formation, we have raised $64,970 US through the sale of our common shares. See item 4.3. Our business plan is to proceed with the exploration of the PAC claims to determine whether there are commercially exploitable reserves of base and precious metals. We have decided to embark upon the initial phase of the exploration program recommended by Glen Macdonald, P.Geo. The initial phase of the recommended program will cost approximately $6,200.

We expect that the Phase I field work of our initial exploration program will be concluded by December 31, 2004. Once we receive the results of our initial exploration program, our board of directors, in consultation with our consulting geologist, will assess whether to proceed to any further exploration phases. In making this determination to proceed, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This determination will include an assessment of our cash reserves after completion of the initial phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. Should the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the PAC claims, we intend to seek out and acquire other mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.

Should a follow-up exploration program be undertaken, it would likely commence in March 2005 after reviewing the results of Phase I. The cost and scope of Phase II of the exploration program is estimated at $11,600. We presently have sufficient funds to carry out Phase II of our exploration program, if the results of Phase I supports our carrying out of Phase II. However, we may not have the funds to conduct Phase II after we have completed Phase I, and we are not reserving any of our cash for Phase II.

2.4

Long Term Objectives: To become a public traded mining exploration company listed for trading on a recognized United States public trading market. There is no assurance that we will become either publicly traded or listed on an exchange.

2.5	Short Term Objectives and How We Intend to Achieve Them:
What we must do and how we will do it	Target Completion Date	Our Cost to Complete
Close this offering of our common shares	December 2004	$28,000 US
Complete our 1st year geological evaluation program	December 2004	$5,400 US
Apply for, and secure approval of the listing of our common shares for trading on a recognized US public trading market*	January 2005	$5,000 US
Identify and acquire mineral property(s) of merit	June 2005	$30,000US

* There is no assurance that we will be successful in attaining a listing for our common shares.
Our common shares will be subject to additional restrictions for residents of Canada. See item 10.

The proceeds of this offering in addition to our current working capital reserve may not be sufficient to accomplish other than our short term objectives and there is no assurance that alternative financing will be available.

2.6

Material Agreements: We own a 100% interest in two mineral claims (PAC 1 and PAC 2) located in the Coast Range mountains in south-west British Columbia near Squamish, in the Lillooet Mining Divisions, consisting of an aggregate of 40 units. The PAC claims were acquired by our Company for a cash payment of US$7,500 from Nicholson & Associates and subsequently transferred to Laurence Stephenson who holds the PAC claims in trust, as President, on behalf of the Company.

Acquisition of PAC Claims: Pursuant to the Property Acquisition Agreement dated April 11, 2004, Douglas Lake acquired a 100% undivided mineral interest in the PAC claims from Nicholson & Associates Natural Resources Development Inc. ("Nicholson") for cash consideration of US$7,500. Nicholson retained a 7.5% Gross Rock Royalty and 2.5% Net Smelter Return Royalty on the mineral claims, but Douglas Lake has a right to repurchase 1.5% of the Net Smelter Return Royalty interest at a price of approximately US$1,000,000 within 12 months from commencement from commercial production. Under the Property Acquisition Agreement, we will have to pay Nicholson approximately US$25,000 per year as advance royalties commencing April 11, 2007. If we fail to pay Nicholson the US$25,000 by April 11, 2007, we must transfer ownership of the mineral claims back to Nicholson. As part of the $7,500 purchase price for the mineral interests, Nicholson will provide geological consulting services for the claims and maintain the claims in good standing until April 11, 2006.

The PAC Claims consist of two mineral claims representing a total of 40 units that has been staked and recorded as a four post claim. In the Province of British Columbia, each unit equals 25 hectares. The following table sets forth the details of the claim.

Claim Name	Units	Record Number	Expiry Date
PAC 1	20	406692	November 5, 2005
PAC 2	20	406693	November 5, 2005

Interest in Mineral Claims: Mr. George Nicholson staked the claims. Nicholson has agreed to maintain the claims in good standing until November 5, 2005. In order to keep our mineral claims in good standing, a registered owner has to pay approximately $4,400 to the Mineral Titles Branch of the British Columbia government, or instead, complete and file assessment work equivalent to $4,400 each year prior to November 5, 2005. Douglas Lake may allocate to future years any assessment work completed for greater than $4,400. After November 5, 2005, we need to spend approximately $8,800 per year to keep the mineral claims in good standing. The mineral claims are recorded in the name of Mr. Stephenson to avoid the extra costs of creating a wholly-owned subsidiary British Columbia company to hold title. Mr. Stephenson has signed a Declaration of Trust stating that he is holding the PAC claims in trust and on behalf of Douglas Lake.

Under British Columbia law, title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are a Nevada corporation, we can never possess a legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe these costs are not necessary. If we decide to form a wholly-owned British Columbia corporation, it will have to pay a minimum of $500 and register other documentation to be able to file a Bill of Sale on the Company's behalf. The decision to record or not record the mineral claim in our name is solely within our discretion.

Geology Report: In May 2004, Mr. Glen Macdonald, P.Geo. was hired by Nicholson under the Property Acquisition Agreement to provide an initial Geology Report on the PAC Claims. Mr. Macdonald has 28 years experience as a consulting geologist. He graduated from the University of British Columbia, Canada, with degrees in Economic in 1971 and Geology in 1973. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 20464) and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta (No. 36214). The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program. Mr. Macdonald recommended an initial two phase exploration program, Phase I consists of geological sampling and mapping programme on the property and is estimated to cost approximately $6,200. Phase II will be contingent on the success of Phase I and will consist of more detailed mapping and sampling any newly discovered areas of interest at a proposed cost of approximately $11,600. The decision to conduct additional exploration on the PAC claims will be based on the results of Phases I and II. The full scope and cost of this additional work will not be known until the completion of the previous work completed in Phase I and Phase II.

Item 3          Directors, Management, Promoters and Principal Holders

3.1          Compensation and Securities Held
Name and Municipality of principal residence	Positions held and date of obtaining that position	Compensation paid the contemplated to be paid within one year	Securities held after completion of minimum offering	Securities held after completion of maximum offering
Laurence Stephenson Vancouver, B.C.	President	Nil*	250,000 common shares or 8.0%	250,000 common shares or 5.8%
Steven Johnston Vancouver, B.C.	Secretary & Treasurer	Nil*	100,000 common shares or 3.2%	100,000 common shares or 2.3%
Duff Reid Kelowna, B.C.	Principal Holder	NA	1,650,000 common hares or 53.0%	1,650,000 common shares or 38.3%

* Both of our officers and directors currently act in their respective capacities without compensation.

3.2          Management Experience:
Name	Principal occupation and related experience
Laurence Stephenson Vancouver, B.C.

Mr. Stephenson graduated from Carleton University in 1975 with a Bachelor of Science degree in Geology. In 1985, he graduated from York University with a Masters of Business Administration. He is registered as a Professional Engineer for the Province of Ontario (1981) and currently a member in good standing. With over 30 years experience in the field of mining exploration he has the experience to guide new companies through the effective use of financing in their exploration program.

Steven Johnston North Vancouver, B.C.

Over the past 7 years, Mr. Johnston has been actively involved with corporate relations within the resource sector. A graduate of the University of Victoria, Mr. Johnston completed a double major in Canadian-U.S. Law & Government and Urban Town Planning.

3.3          Penalties, Sanctions and Bankruptcy:

    During the past 10 years there has been no penalty or sanction against any of our directors, senior officers or control persons, or an issuer of which a person or company referred to in (i) above was a director, senior officer or control person at that time.

    During the past 10 years there has been no declaration of bankruptcy, voluntary assignment in bankruptcy, proposal under any bankruptcy or insolvency legislation, proceedings, arrangement or compromise with creditors or appointment of a receiver, receiver manager or trustee to hold assets, with regard to any of our director, senior officers or control person, or;

ii.	an issuer of which a person or company referred to in (i) above was a director, senior officer or control person at that time.

Item 4	Capital Structure

4.1	Share Capital:

Description of Security	Number authorized to be issued	Number outstanding as of the date of this Offering Memorandum	Number outstanding after minimum offering	Number outstanding after maximum offering

Common Shares	100,000,000	3,113,000	3,113,000	4,113,000

4.2	Long Term Debt: We have no long term debt.

4.3	Prior Sales:

Date of Issuance	Type of Security Issued	Number of Securities Issued	Price per Security	Total Funds Received
June, 2004	Common Shares	22,000	$0.01 US per share	$220US
March, 2004	Common Shares	41,000	$0.25 US per share	$10,250US
February, 2004	Common Shares	1,050,000	$0.05 US per share	$52,500US
January, 2004	Common Shares	2,000,000	$0.001 US per Share	$2,000US

Item 5	Securities Offered

5.1

Terms of our Common Shares: Holders of our common shares are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common shares do not have cumulative voting rights. Therefore, holders of a majority of the shares of common shares voting for the election of directors can elect all of the directors. Holders of our common shares representing a majority of the voting power of our capital stock issued and outstanding are entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority or our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common shares are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of shares, if any having preference over the common shares. Holders of our common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common shares

All common shares issued pursuant to this offering will be validly issued, fully paid and non-assessable shares of our capital stock.

5.2	Subscription Procedure

    A purchaser may subscribe for Shares of this offering by completing and executing 2 copies of the Subscription Agreement dated December 7, 2004 and the Risk Acknowledgement attached as schedule "C" thereto, and returning these, along with a personal cheque in the amount of $0.25 US for each share subscribed, to one of our representatives to: Douglas Lake Minerals Inc., 7425 Arbutus Street, Vancouver, B.C. V6P 5T2, Canada at any time prior to closing. Closing is expected to occur prior to December 31, 2004.

    Subscription documents and funds will be held in trust pending the closing of this offering, but in no case will subscription documents and funds be held in trust for less than the two day Cancellation Right Period. See Item 11.

    The actual closing date will be determined by us. Subscriptions for Shares of this offering will be accepted at our sole discretion. We are under no obligation to accept any or all subscriptions or any part thereof. We will not consider for acceptance subscriptions from other than individual persons, age 21 years or older, who are residents of the Province of British Columbia and Alberta.

Item 6	Tax Consequences

You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

Item 7	Compensation Paid to sellers and Finders

Finders' fees of 10% of monies raised pursuant to this offering is being paid to individuals who are assisting us in the distribution of this offering:
Finders' fees with respect to the Minimum Offering of $0 US: $0 US
Finders' fees with respect to the Maximum Offering of $250,000 US: $25,000 US

Item 8	Risk Factors

8.1	Investment Risks: risks specific to our common shares

  The price at which our common shares are being offered pursuant to this offering memorandum has been arbitrarily established.

  Our common shares are subject to trading restrictions.

  WE HAVE NOT ATTAINED A LISTING FOR OUR SHARES ON A RECOGNIZED PUBLIC MARKET AND THERE IS NO ASSURANCE THAT THE FOREGOING WILL OCCUR.

8.2	Issuer Risks: risks specific to our common company

  We have limited funds and will require additional financing within one year.

  We have no history of profits and due to the nature of mineral exploration, are unlikely to generate a positive cash flow from our operations for many years.

  Only one of our executive officers has formal training specific to the technicalities of mineral exploration.

  We will have to rely upon the technical services of others in appropriate areas. Such individuals can be in high demand and we may not be able to contract the services of such individuals.

8.3	Industry Risks: risks faced due to the nature of the mineral exploration industry.

  Mineral exploration and development involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. There is no assurance that any mineral exploration we undertake will result in any discoveries of commercial bodies of mineralization.

  As we undertake the exploration of mineral claims, we will be subject to compliance with government regulations that may increase the anticipated costs of our exploration programs.

  The mining industry is intensely competitive and we will be competing with other companies which have far greater resources, financial and otherwise.

  There is no assurance that, even if we discover and develop commercial quantities of mineral resources, a profitable market will exist for the sale of same.

  Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities or grades to justify commercial operation or that the funds required for development can be obtained on a timely basis.

Item 9	Reporting Obligations

9.1

We are not a reporting issuer in British Columbia. We are currently a reporting issuer within the US and as such are required to file reports under section 13 of the Securities and Exchange Act of 1934 in addition to those required by the laws of the state of Nevada. We are not required to mail financial statements to our shareholders. You will be given notice of and entitled to attend general meetings of the holders of outstanding common shares of the Company in accordance with the corporate laws of Nevada.

9.2	Information relating to us is available to our shareholders and the public through the US Securities and Exchange Commission. www.sec.gov

Item10	Resale Restrictions

If you purchase these securities, you will have certain rights, some of which are described below. For information about your rights you should consult a lawyer.
10.1

Our common shares will be subject to a number of resale restrictions, including a restriction on trading. Until the restriction on trading expires, you will not be able to trade the securities unless you comply with an exemption from the prospectus and registration requirements under securities legislation.

10.2

Unless permitted under securities legislation, you cannot trade the securities before the date that is four months and a day after the date Douglas Lake becomes a reporting issuer in any province or territory of Canada.

BC's Offshore Resale Policy. If the Subscriber is a resident of British Columbia, the Subscriber may have an exemption from registration under the BC Act to resell the Securities if the Subscriber complies with B.C. Securities Commission's BC Instrument 72-502 "Trade In Securities of U.S. Registered Issuers". According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the BC Act may sell those securities without filing a prospectus under the BC Act, if all of the following conditions are met:

(i) The securities of the Company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the Company is required to file reports under section 15(d) of that Act.

(ii) The seller's residential address or registered office is in British Columbia.

(iii) A 4-month period has passed since the date the Company issued the securities to the seller.

(iv) If the seller is a control person of the Company, then the seller has held the securities for at least 6 months.

(v) The number of securities the seller proposes to sell, plus the number of securities of the Company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the Company's outstanding securities of the same class.

(vi) The seller sells the securities through a registered investment dealer.

(vii) The registered investment dealer executes the trade through an exchange, or market, outside Canada.

(viii) There has been no unusual effort made to prepare the market or create a demand for the securities.

(ix) The seller has not paid any extraordinary commission or other consideration for the trade.

(x) If the seller is an insider of the Company, the seller reasonably believes that the Company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the Company.

Item 11	Purchasers' Rights

11.1

Two Day Cancellation Right: You can cancel your agreement to purchase our common shares. To do so, you must send a notice to us by midnight on the 2nd business day after you sign the Subscription Agreement.

11.2

Contractual Rights of Action in the Event of a Misrepresentation: If there is a misrepresentation in this offering memorandum, you have the contractual right to sue Douglas Lake Minerals Inc.:

a.) to cancel your agreement to buy these common shares, or;
b.) for damages.

This contractual right to sue is available to you whether or not you relied on the misrepresentation. However, in an action for damages, the amount you may recover will not exceed the price that you paid for your securities and will not include any part of the damages that Douglas Lake Minerals Inc. proves does not represent the depreciation in value of the securities resulting from the misrepresentation. Douglas Lake Minerals Inc. has a defense if it proves that you knew of the misrepresentation when you purchased the common shares.

If you intend to rely on the rights described in a.) or b.) above, you must do so within strict time limitations. You must commence your action to cancel the agreement within 180 days after you signed the agreement to purchase the common shares. You must commence your action for damages within the earlier of 180 days after learning of the misrepresentation and 3 years after you signed the agreement to purchase the common shares.

Item 12	Financial Statements

Douglas Lake Minerals, Inc.
(An Exploration Stage Company)

November 30, 2004

Douglas Lake Minerals, Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US dollars)

	November 30, 2004 $ (unaudited)	May 31, 2004 $ (audited)

ASSETS

Current Assets

Cash	10,156	44,769
Prepaid expenses	500	-

Total Current Assets	10,656	44,769

Property and Equipment (Note 3)	933	1,132

Total Assets	11,589	45,901

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable	3,435	-
Accrued liabilities	4,951	22,000

Total Liabilities	8,386	22,000

Commitments and Contingencies (Notes 1 and 5)

Stockholders' Equity

Common Stock (Note 6) Authorized: 100,000,000 shares, $0.001 par value Issued: 3,113,000 shares and 3,091,000 shares, respectively	3,113	3,091

Additional Paid in Capital	55,382	55,184

Donated Capital (Note 4(a))	5,500	2,500

Deficit Accumulated During the Exploration Stage	(60,792)	(36,874)

Total Stockholders' Equity	3,203	23,901

Total Liabilities and Stockholders' Equity	11,589	45,901

(The accompanying notes are an integral part of the financial statements)

Douglas Lake Minerals, Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US dollars)
(Unaudited)
	From January 5, 2004 (Date of Inception) to November 30, 2004 $	For the Three Months Ended November 30, 2004 $	For the Six Months Ended November 30, 2004 $	From January 5, 2004 (Date of Inception) to May 31, 2004 $

Revenue	-	-	-	-

Expenses

Amortization	267	100	200	67
Bank charges	204	47	107	97
Donated services (Note 4(a))	5,500	1,500	3,000	2,500
Filing and regulatory fees	953	111	953	-
General and administrative	3,635	1,153	1,353	2,283
Mineral property costs (Note 5)	10,000	2,500	2,500	7,500
Professional fees	34,817	5,086	11,969	22,847
Rent and utilities	5,416	1,500	3,836	1,580

Total Expenses	60,792	11,997	23,918	36,874

Net Loss For the Period	(60,792)	(11,997)	(23,918)	(36,874)

Net Loss Per Share - Basic and Diluted		-	(0.01)	(0.02)

Weighted Average Shares Outstanding		3,113,000	3,110,000	2,039,000

(The accompanying notes are an integral part of the financial statements)

Douglas Lake Minerals, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	For the Six Months Ended November 30, 2004 $	From January 5, 2004 (Date of Inception) to May 31, 2004 $

Cash Flows Used In Operating Activities

Net loss for the period	(23,918)	(36,874)

Adjustments to reconcile net loss to cash:
Amortization	200	67
Donated services	3,000	2,500

Change in operating assets and liabilities:
(Increase) in prepaid expenses	(500)	-
Increase (decrease) in accounts payable and accrued liabilities	(13,615)	22,000

Net Cash Used in Operating Activities	(34,833)	(12,307)

Cash Flows Used In Investing Activities
Purchase of equipment	-	(1,199)

Net Cash Flows Used In Investing Activities	-	(1,199)

Cash Flows From Financing Activities
Stock subscription received	220	-
Proceeds from issuance of common stock, net of share issue costs	-	58,275

Net Cash Flows Provided By Financing Activities	220	58,275

Increase (Decrease) in Cash	(34,613)	44,769

Cash - Beginning of Period	44,769	-

Cash - End of Period	10,156	44,769

Non-Cash Financing and Investing Activities	-	-

Supplemental Disclosures
Interest paid	-	-
Income taxes paid	-	-

(The accompanying notes are an integral part of the financial statements)

1. Exploration Stage Company

The Company was incorporated in the State of Nevada on January 5, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7. The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at November 30, 2004, the Company has accumulated losses of $60,792 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective July 22, 2004, to register 1,113,000 shares of common stock for resale by existing shareholders of the Company. The Company did not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is May 31.

b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c) Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d) Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2. Summary of Significant Accounting Policies (continued)

f) Property and Equipment

Property and equipment consists of office equipment recorded at cost and amortized on a straight-line basis over a three-year period.

g) Mineral Property Costs

The Company has been in the exploration stage since its formation on January 5, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

h) Financial Instruments

Financial instruments, which includes cash, prepaid expenses and accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j) Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k) Recent Accounting Pronouncements

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

l) Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3. Property and Equipment
	Cost $	Accumulated Amortization $	November 30, 2004 Net Book Value $ (unaudited)	May 31, 2004 Net Book Value $ (audited)

Office equipment	1,199	266	933	1,132

4. Related Party Balances/Transactions

a) During the six months ended November 30, 2004, the Company recognized a total of $3,000 for donated services provided by the President of the Company.

b) On March 1, 2004, the Company paid a finder's fee of $5,250 to a director of the Company. Refer to Note 6(b).

5. Mineral Properties

The Company entered into an Agreement dated April 11, 2004 to acquire a 100% interest in two mineral claims located near Pemberton, British Columbia, Canada, in consideration for a cash payment of $7,500. The claims are subject to a 2.5% net smelter returns royalty and a 7.5% gross rock royalty. Advance royalty payments of $25,000 are due each year commencing April 17, 2007.

6. Common Shares

a) On January 5, 2004 the Company issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000.

b) On March 1, 2004 the Company issued 1,050,000 shares of common stock at a price of $0.05 per share for cash proceeds of $47,250 after payment of a $5,250 finder's fee to a director of the Company.

c) On March 16, 2004 the Company issued 41,000 shares of common stock at a price of $0.25 per share for cash proceeds of $9,025 after payment of a $1,225 finder's fee.

d) In June 2004, the Company issued 22,000 shares of common stock at a price of $0.01 per share for cash proceeds of $220.

Item 13	Date and Certificate

Dated this 7th day of December, 2004.

This offering memorandum does not contain a misrepresentation.

Douglas Lake Minerals Inc.

by:_______________________________________
       Laurence Stephenson
       President

by: ______________________________________
       Steven Johnston
       Secretary Treasurer